UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 10, 2022

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 14, 2022, Beyond Meat, Inc. (the “Company”) announced the appointment of Lubi Kutua as the Company’s Chief Financial Officer and Treasurer effective as of October 13, 2022 (the “Commencement Date”).

On November 10, 2022, the Company and Mr. Kutua entered into a restated letter agreement (the “Kutua Letter Agreement”) amending the terms of Mr. Kutua’s employment to provide for an annual base salary of $370,000 effective as of the Commencement Date and an increased annual bonus target of 60% of his base salary. Further, subject to the approval of the Human Capital Management and Compensation Committee (the “Compensation Committee”), Mr. Kutua will be granted an option under the Company’s 2018 Equity Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock valued at $850,000. The exercise price per share applicable to the option will be no less than the per share fair market value of the Company’s common stock on the grant date. The shares subject to the option will vest 25% on the 12-month anniversary of the Commencement Date and 1/48th monthly thereafter, subject to Mr. Kutua’s continuous service through each vesting date. In addition, subject to the approval of the Compensation Committee, Mr. Kutua will be granted RSUs under the Plan covering shares of the Company’s common stock valued at $850,000. The RSUs will vest 25% on the 12-month anniversary of the Commencement Date and 1/16th quarterly thereafter, subject to Mr. Kutua’s continuous service through each vesting date. The shares subject to the option will equal the option value divided by the closing price of the Company’s common stock on the date of grant, multiplied by two and rounded up to the nearest whole number of shares. The shares subject to the RSU will equal the RSU value divided by the closing price of the Company’s common stock on the date of grant, rounded up to the nearest whole number of shares.

Mr. Kutua will be eligible for certain change in control severance benefits pursuant to the Company’s form of Executive Change in Control Severance Agreement, including salary and benefits continuation and accelerated equity award vesting in certain circumstances.

No additional changes to Mr. Kutua’s compensation or benefits will be made at this time in relation to Mr. Kutua’s promotion, including changes disclosed on Form 8-K filed with the SEC on October 14, 2022.

The foregoing description of the Kutua Letter Agreement is qualified in its entirety by reference to the full text of the Kutua Letter Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement between Beyond Meat, Inc. and Lubi Kutua
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Teri L. Witteman
Teri L. Witteman
Chief Legal Officer and Secretary

Date: November 16, 2022